EXHIBIT 6.5


                   EDUVERSE ACCELERATED LEARNING SYSTEMS, INC.
                 1998 DIRECTORS' NONQUALIFIED STOCK OPTION GRANT


                 Optionee: -----------------------------------------------------

                  Address: c/o EDUVERSE Accelerated Learning Systems, Inc. Suite 209, 1135 Terminal Way, Reno, NV 89502

  Number of Option Shares: -----------------------------------------------------

 Exercise Price per Share: -----------------------------------------------------

            Date of Grant: -----------------------------------------------------

          Expiration Date: -----------------------------------------------------

Post Termination Exercise: -----------------------------------------------------

          Vest Start Date: -----------------------------------------------------


1. Grant of Option: EDUVERSE Accelerated Learning Systems, Inc. (the "Company"), a Nevada corporation, hereby grants to the optionee named above (the "Optionee") a nonqualified stock option (this "Option") to purchase the total number of shares set forth above of Common Stock of the Company (the "Option Shares") at the exercise price per share set forth above (the "Exercise Price"), subject to all of the terms and conditions of this Nonqualified Stock Option Grant ("Grant") and the Company's 1998 Directors' Stock Option Plan, (the "Plan"), the provisions of which are incorporated herein by this reference.

2. Exercise Period of Option. Subject to the terms and conditions of the Plan and this Grant, this Option shall become exercisable as to two percent (2%) of the Shares immediately on the date of grant set forth above (the "Date of Grant") and as to an additional two percent (2%) of the Shares on the first day of each calendar month beginning after the Date of Grant.

3. Restrictions on Exercise. Exercise of this Option is subject to the following limitations:

(a) This Option may not be exercised until the Plan has been approved by the stockholders of the Company as set forth in the Plan.

(b) This Option may not be exercised unless such exercise is in compliance with the Securities Act of 1933, as amended, the Exchange Act of 1934, as amended, all applicable state securities laws, and the requirements of any stock exchange or national market system on which the Company's Common Stock may be listed, as they are in effect on the date of exercise.

4. Termination of Option.

(a) Except as provided in this Section, this Option shall terminate in whole if Optionee ceases to be a member (a "Board Member") of the Board of Directors of the Company or any Parent, Subsidiary or Affiliate of the Company and may not be exercised to the extent terminated. If the Optionee ceases to be a Board Member of the Company for any reason except by death or



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disability,  this Option, to the extent it is exercisable by the Optionee on the date on which the Optionee ceases to be a Board Member (the "Termination Date"), may be exercised by the Optionee within three (3) months after the Termination Date (or such shorter time period as may be specified in the Grant), but in no event later than the Expiration Date.

(b) If the Optionee ceases to be a Board Member because of the death of the Optionee or disability of the Optionee within the meaning of Section 22(e)(3) of the Code, this Option, to the extent that it is exercisable by the Optionee on the Termination Date, may be exercised by the Optionee (or the Optionee's legal representative) at any time prior to the expiration of twelve (12) months after the Termination Date (or such shorter time period as may be specified in the Grant), but in any event no later than the Expiration Date.

5. Manner of Exercise.

(a) This Option shall be exercisable by delivery to the Company of written notice in the form attached hereto as Exhibit A, or in such other form as may be approved by the Board of Directors or the committee thereof that administers the Plan, which shall set forth the Optionee's election to exercise this Option, the number of Option Shares being purchased, and such other representations and agreements as to the Optionee's investment intent and access to information as may be required by the Company to comply with applicable securities laws.

(b) Such notice shall be accompanied by full payment of the Exercise Price (i) in cash; (ii) by tender of shares of Common Stock of the Company having a fair market value equal to the Exercise Price; (iii) by tender of a full-recourse promissory note in such form as the Board may approve at the time the Option is granted; or (iv) by any combination of the foregoing.

(c) Prior to the issuance of the Option Shares upon exercise of this Option, the Optionee must pay or make adequate provision for any applicable federal or state withholding obligations of the Company. If Optionee is an Insider subject, at the time of exercise of this Option, to Section 16(b) of the Securities Exchange Act of 1934, as amended, the Optionee may provide for payment of withholding taxes upon exercise of the Option by requesting that the Company retain Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld, all as set forth in Section 8(c) of the Plan. In such case, the Company shall issue the net number of Shares to the Optionee by deducting the Shares retained from the Shares exercised.

(d) Provided that such notice and payment are in form and substance satisfactory to counsel for the Company, the Company shall issue the Option Shares registered in the name of the Optionee or the Optionee's legal representative.

6. Compliance with Laws and Regulations. The issuance and transfer of Option Shares shall be subject to compliance by the Company and the Optionee with all applicable requirements of federal and state laws and with all applicable requirements of any stock exchange or national market system on which the Company's Common Stock may be listed at the time of such issuance or transfer.



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7.  Nontransferability  of Option.  This  Option may not be  transferred  in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of this Option shall be binding upon the executors, administrators, successors and assigns of the Optionee.

8. Tax Consequences. Set forth below is a brief summary as of the date of this Option of some of the federal and Nevada tax consequences of exercise of this Option and disposition of the Shares. Additional information is included in the Plan, as amended. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

(a) Exercise. Upon exercise, Optionee will recognize compensation income in an amount equal to the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price for those Shares. Optionee represents that Optionee has consulted any tax consultant(s) Optionee deems advisable in connection with the purchase of the Shares.

(b) Disposition of the Shares. For federal tax purposes, for shares disposed of after 1986, long-term capital gain will generally be treated as ordinary income subject to the maximum tax rate. If the shares acquired pursuant to the exercise of a nonqualified stock option are held for at least six (6) months after the date of transfer pursuant to the exercise of the nonqualified stock option, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes for potential set-off against capital losses.

9. Interpretation. Any dispute regarding the interpretation of this agreement shall be submitted by Optionee or the Company forthwith to the Company's Board of Directors or the committee thereof that administers the Plan, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Board or committee shall be final and binding on the Company and on Optionee.

10. Entire Agreement. The Plan and the Notice and Agreement attached as Exhibit A are incorporated herein by reference. This Grant, the Plan and the Notice and Agreement constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof.

EDUVERSE ACCELERATED LEARNING SYSTEMS, INC.




Per: -----------------------------------
Mark E. Bruk, President & CEO







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                   EDUVERSE ACCELERATED LEARNING SYSTEMS, INC.
                 1998 DIRECTORS' NONQUALIFIED STOCK OPTION GRANT

                                   ACCEPTANCE


Optionee hereby acknowledges receipt of a copy of the Plan, as amended, represents that Optionee has read and understands the terms and provisions thereof, and accepts this Option subject to all the terms and provisions of the Plan and this Grant. Optionee acknowledges that there may be adverse tax consequences upon exercise of this Option and that Optionee should consult a tax adviser prior to such exercise.

OPTIONEE ACKNOWLEDGES THAT THERE MAY BE ADVERSE TAX CONSEQUENCES UPON EXERCISE OF THE OPTION AND THAT OPTIONEE SHOULD CONSULT A TAX ADVISER PRIOR TO SUCH EXERCISE.




----------------------------------
Optionee













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                   EDUVERSE ACCELERATED LEARNING SYSTEMS, INC.
                  NON-REVOCABLE NOTICE OF ELECTION OF DEFERRAL
                   UNDER THE 1998 DIRECTORS' STOCK OPTION PLAN


Service Year of Deferral: From July 1998 through June 1999.

I -----------------------, a director (the "Director") of the Board of Directors of EDUVERSE Accelerated Learning Systems, Inc. (the "Company"), hereby elects to receive shares of Common Stock of the Company, (the "Shares") in lieu of cash compensation pursuant to the 1998 Directors' Stock Option Plan (the "Plan") effective July 1, 1998. The Director acknowledges that this election is irrevocable for the service year.

II. Designation of cash compensation to use for purchasing the Shares:

         Formula: [Compensation x 110% / Common Stock FMV on date of service]

         Dollar Amount: $------------------
         or
         Percentage of Director's yearly fees: -----------%

         Source of fees (check all that apply):
         Annual Retainer: ----------------
         Committee Meetings: -------------

III. Certificate registration and mailing instructions:

IV. The Director hereby acknowledges that:

The Shares will be issued under the Plan quarterly and delivered in certificate form within a reasonable time and at such place as the Director requests. Any amount remaining from the Directors' compensation that is insufficient to purchase a full Share shall be carried forward, without interest, to the next quarterly Shares purchase.

The Shares will be issued in compliance with the Securities Act of 1933, as amended, the Exchange Act of 1934, as amended, all applicable state securities laws, and the requirements of any stock exchange or national market system on which the Company's common stock may be listed, as they are in effect on the date of issue.

In connection with any registration of the Company's securities, upon the request of the Company or the underwriters managing any public offering of the Company's securities, the Director will not sell or otherwise dispose of any Shares without the prior written consent of the Company or such underwriters, as the case may be, for a period of time (not to exceed one hundred and eighty
(180) days) from the effective date of such registration as the Company or the underwriters may specify for employee stockholders generally.




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The Shares will have restricted legends placed upon the Certificate  pursuant to
Rule 144 and Section 16(b)(3). The Company may issue appropriate "stop transfer" instructions to its transfer agent to ensure compliance with the restrictions on transfer.

Copies of the Plan and Prospectus are available upon request from the Stock Administration department.

The Director understands that the Director may suffer adverse tax consequences as a result of the Director's purchase or disposition of the Shares. The Director represents that the Director has consulted with any tax consultant(s) the Director deems advisable in connection with the purchase or disposition of the Shares and that the Director is not relying on the Company for any tax advice.














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                                    EXHIBIT A
              DIRECTORS' STOCK OPTION EXERCISE NOTICE AND AGREEMENT


EDUVERSE Accelerated Learning Systems, Inc.
Suite 209, 1135 Terminal Way
Reno, Nevada, US 89502

Attention: Stock Administrator

1. Exercise of Option. The undersigned ("Optionee") hereby elects to exercise Optionee's option to purchase -------- shares of the Common Stock (the "Option Shares") of EDUVERSE Accelerated Learning Systems, Inc. (the "Company") under and pursuant to the Company's 1998 Directors' Stock Option Plan, (the "Plan") and the stock option grant dated ------------------ (the "Grant"). The terms and conditions of the Plan and the Grant are hereby incorporated into and made a part of this Agreement by this reference.

2. Representations of Optionee. Optionee hereby acknowledges, represents and warrants that Optionee has received, read and understood the Plan and the Grant and will abide by and be bound by their terms and conditions.

3. Compliance with Securities Laws. Optionee understands and acknowledges that the exercise of any rights to purchase any Option Shares is expressly conditioned upon compliance with the Securities Act of 1933, the Exchange Act of 1934, the requirements of any stock exchange or national market system on which the Company's stock may be listed, and all applicable state securities laws. Optionee agrees to cooperate with the Company to ensure compliance with such laws.

4. Stop Transfer Notices. Optionee understands and agrees that the Company may issue appropriate "stop transfer" instructions to its transfer agent to ensure compliance with the restrictions on transfer.

5. Tax Consequences. OPTIONEE UNDERSTANDS THAT OPTIONEE MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF OPTIONEE'S PURCHASE OR DISPOSITION OF THE OPTION SHARES. OPTIONEE REPRESENTS THAT OPTIONEE HAS CONSULTED WITH ANY TAX CONSULTANT(S) OPTIONEE DEEMS ADVISABLE IN CONNECTION WITH THE PURCHASE OR DISPOSITION OF THE OPTION SHARES AND THAT OPTIONEE IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE. IN PARTICULAR, IF OPTIONEE IS AN INSIDER SUBJECT TO SECTION 16(B) OF THE EXCHANGE ACT, OPTIONEE REPRESENTS THAT OPTIONEE HAS CONSULTED WITH OPTIONEE'S TAX ADVISERS CONCERNING THE ADVISABILITY OF FILING AN 83(B) ELECTION WITH THE INTERNAL REVENUE SERVICE.




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6. Delivery of Payment. Optionee (or Optionee's broker acting as agent) herewith delivers to the Company the aggregate purchase price of the Option Shares that Optionee has elected to purchase, in cash (by check payable to EDUVERSE Accelerated Learning Systems, Inc.) in the amount of $ ----------------, receipt of which is acknowledged by the Company.

7. Entire Agreement. This Exercise Agreement, the Plan and the Grant constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and is governed by Nevada law except for that body of law pertaining to conflict of laws.

Submitted by:                             Accepted by:

OPTIONEE:                                 EDUVERSE ACCELERATED
                                          LEARNING SYSTEMS, INC.


--------------------------------          Per: ---------------------------------
                                          Mark E. Bruk, President & CEO

--------------------------------
(Print Name)

Dated: -------------------------          Dated: -------------------------------